                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Steven G. Eisner, Jeffrey G. Rea and C.  Lowell
Ball, signing  singly, as  the undersigned's  true and  lawful attorney-in-fact, with full power and authority as  hereinafter described on behalf of and  in the name, place and stead of the undersigned to:

    (1)  prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5
(including  any amendments  thereto) with  respect to  the securities  of Stock
Building Supply Holdings, Inc., a Delaware corporation (the "Company"), with the
U.S.  Securities and  Exchange Commission  (the "Commission")  and any  national securities exchanges or similar authority, as considered necessary or  advisable under Section 16(a)  of the Securities  Exchange Act of  1934 and the  rules and regulations promulgated thereunder, as amended from time to time (the  "Exchange
Act");

    (2)  seek or obtain, as the undersigned's representative and on the undersigned's behalf,  information on  transactions in  the Company's securities from any third  party, including brokers,  employee benefit plan  administrators and trustees, and the undersigned  hereby authorizes any such person  to release any  such information  to the  undersigned and  approves and  ratifies any  such release of information; and

    (3)  perform any and all other acts which in the discretion of such
attorneys-in-fact  are  necessary  or  desirable  for  and  on  behalf  of   the
undersigned in connection with the foregoing.

The undersigned acknowledges that:

    (1)  this Power of Attorney authorizes, but does not require, each such attorney-in-fact  to act  in their  discretion on  information provided to  such attorney-in-fact without independent verification of such information;

    (2)  any documents prepared and/or executed by any of the attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in  such form and will contain such information and disclosure as such  attorney-in-fact, in his or her discretion, deems necessary or desirable;

    (3)  neither the Company nor any of the attorneys-in-fact assumes (i) any liability for the undersigned's  responsibility to comply with  the requirements of the Exchange Act,  (ii) any liability of  the undersigned for any  failure to comply  with such  requirements, or  (iii) any  obligation or  liability of  the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

    (4)  this Power of Attorney does not relieve the undersigned from responsibility  for  compliance  with the  undersigned's  obligations  under the
Exchange  Act, including  without limitation  the reporting  requirements under
Section 16 of the Exchange Act.

    The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to  do and perform all and every  act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as  fully to all intents  and purposes as the  undersigned might or could do  if present, with full  power of substitution and  revocation, hereby  ratifying all  that such  attorney-in-fact, or  such attorney-in-fact's substitute  or substitutes,  of, for  and on  behalf of  the undersigned,  shall lawfully do or cause to be done by virtue of this Power of Attorney.

    This Power of Attorney shall remain in full force and effect until the earlier of (i) the date on which  the undersigned is no longer required to  file
Forms 3, 4 or 5 with  respect to the undersigned's holdings of  and transactions in securities  issued by  the Company;  (ii) as  to the  appointment of  each of
Jeffrey G. Rea  and C. Lowell  Ball, upon his  resignation or termination  as an employee of the Company; (iii) as  to the appointment of Steven G.  Eisner, upon his resignation or termination as an employee of The Gores Group, LLC; and  (iv)
revocation of  this Power  of Attorney  by the  undersigned in  a signed writing delivered to  each of  such  attorneys-in-fact. This  Power of  Attorney  may be filed with  the Commission  as a  conforming statement  of the authority granted herein.

                           *     *     *     *     *

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of March 2015.

                                   FERNANDO GONI

                                   /s/ Fernando Goni
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